UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2015 (September 4, 2015)

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on September 4, 2015, TECO Energy, Inc., a Florida corporation (“TECO Energy”), Emera Inc., a Nova Scotia corporation (“Emera”), and Emera US Inc., a Florida corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved and adopted by the board of directors of TECO Energy, at the effective time, Merger Sub will merge with and into TECO Energy (the “Merger”) with TECO Energy continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of TECO Energy common stock will be cancelled and converted automatically into the right to receive $27.55 in cash, without interest (the “Merger Consideration”).

Upon the closing of the Merger, each outstanding option to purchase shares of TECO Energy common stock under TECO Energy’s stock plans, whether vested or unvested, will be cancelled and converted into the right to receive a lump-sum cash payment equal to the product of the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price of such option, multiplied by the total number of shares of TECO Energy common stock underlying such option. Upon the closing of the Merger, each outstanding restricted share of, or restricted share unit with respect to, TECO Energy common stock will vest (with any performance goals deemed achieved at the maximum level) and will be cancelled and converted automatically into the right to receive a lump-sum cash payment equal to the Merger Consideration. Each such payment will be made upon the closing, except that the post-closing portion of each such payment with respect to each restricted share unit granted to employees after September 4, 2015 will be made as promptly as practicable following the vesting date applicable to such unit.

The closing of the Merger is subject to certain conditions, including, among others, (i) approval of TECO Energy shareholders representing a majority of the outstanding shares of TECO Energy common stock, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) receipt of all required regulatory approvals, including from the Federal Energy Regulatory Commission, the New Mexico Public Regulation Commission and the Committee on Foreign Investment in the United States, (iv) the absence of any law or judgment that prevents, makes illegal or prohibits the closing of the Merger, (v) the absence of any material adverse effect with respect to TECO Energy and (vi) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of TECO Energy, Emera and Merger Sub. The Merger Agreement contains covenants by TECO Energy, among others, that (i) TECO Energy will conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger and (ii) TECO Energy will not engage in certain transactions during such interim period. The Merger Agreement contains covenants by Emera, among others, that Emera will use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals.

In addition, the Merger Agreement requires Emera (i) to maintain TECO Energy’s historic levels of community involvement and charitable contributions and support in TECO Energy’s existing service territories, (ii) to maintain TECO Energy’s headquarters in Tampa, Florida, (iii) to honor current union contracts in accordance with their terms and (iv) to provide each continuing non-union employee, for a period of two years following the closing of the Merger, with a base salary or wage rate no less favorable than, and incentive compensation and employee benefits, respectively, substantially comparable in the aggregate to those, that they received as of immediately prior to the closing.

TECO Energy is also subject to a “no shop” restriction that limits its ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit TECO Energy’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both TECO Energy and Emera. Either party may terminate the Merger Agreement if (i) the closing of the Merger has not occurred by September 30, 2016 (subject to a 6-month extension if required to obtain necessary regulatory approvals), (ii) a law or judgment preventing or prohibiting the closing of the Merger has become final, (iii) TECO Energy’s shareholders do not approve the Merger or (iv) TECO Energy’s board of directors changes its recommendation so that it is no longer in favor of the Merger. If either party terminates the Merger Agreement because TECO Energy’s board of directors changes its recommendation, TECO Energy must pay Emera a termination fee of $212,500,000. If the Merger Agreement is terminated under certain other circumstances, including the failure to obtain required regulatory approvals, Emera must pay TECO Energy a termination fee of $326,900,000.

The Merger Agreement has been included to provide TECO Energy’s shareholders with information regarding its terms and is not intended to provide any other factual information about TECO Energy, Emera or Merger Sub. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which are made solely for the benefit of the other parties to the Merger Agreement. The representations and warranties in the Merger Agreement (i) are not intended to be treated as categorical statements of fact but rather as a way of allocating risk to one of the parties if any such representation or warranty proves to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from what might be viewed as material to shareholders of such party and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. TECO Energy’s shareholders should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of TECO Energy, Emera or Merger Sub.

Item 7.01	Regulation FD Disclosure.

On September 8, 2015, TECO Energy and Emera released an investor presentation regarding the Merger. A copy of that investor presentation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2015, by and among TECO Energy, Emera and Merger Sub*

99.1	Investor Presentation of TECO Energy and Emera, dated September 8, 2015

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TECO Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Information Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. In addition, forward-looking statements include references to TECO Energy’s anticipated capital expenditures, liquidity and financing requirements, projected operating results, future environmental matters and regulatory and other plans.

TECO Energy cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed Merger involving TECO Energy and Emera, including future financial or operating results of TECO Energy, TECO Energy’s or Emera’s plans, objectives, expectations or intentions, the expected timing of completion of the Merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to the following: (i) the risk that TECO Energy may be unable to obtain shareholder approval for the Merger or that Emera or TECO Energy may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger; (ii) the risk that a condition to the closing of the Merger may not be satisfied; (iii) the timing to consummate the proposed Merger; (iv) disruption from the proposed Merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (v) the diversion of management time and attention on the Merger; (vi) general worldwide economic conditions and related uncertainties; (vii) the effect and timing of changes in laws or in governmental regulations (including environmental laws and regulations); (viii) the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and (ix) other factors discussed or referred to in the “Risk Factors” section of TECO Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Additional risks and uncertainties will be discussed in the proxy statement and other materials that TECO Energy will file with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized. Each forward-looking statement speaks only as of the date of the particular statement, and TECO Energy does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The proposed Merger will be submitted to shareholders of TECO Energy for their consideration. In connection with the Merger, TECO Energy will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This material is not a substitute for the proxy statement or any other document that TECO Energy may send to its shareholders in connection with the proposed Merger.

TECO ENERGY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED MERGER WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TECO ENERGY AND THE MERGER. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or upon request by contacting TECO Energy, Investor Relations, by telephone at 1-800-810-2032 or via email at investorrelations@tecoenergy.com. TECO Energy’s filings with the SEC are also available on TECO Energy’s website at http://investor.tecoenergy.com/investors/SEC-Filings/default.aspx.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy’s shareholders in connection with the proposed Merger. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, 2015, for its 2015 annual meeting of shareholders, and in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO ENERGY, INC.

Date: September 8, 2015

	By:	/s/ Charles A. Attal, III
	Name:	Charles A. Attal, III
	Title:	Senior Vice President-General Counsel and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2015, by and among TECO Energy, Emera and Merger Sub*

99.1	Investor Presentation of TECO Energy and Emera, dated September 8, 2015